Exhibit 99.1

1 Overall Commentary • Delta expects a December quarter operating margin of ~11% as strong revenue performance was offset by higher fuel prices during the quarter. ‒ The company estimates the operational disruption of the Atlanta airport power outage which drove ~1,400 flight cancellations negatively impacted pre - tax income by $25 - 50 million. • December quarter is producing strong revenue trends with positive unit revenues in all geographic entities and passenger unit revenues tracking to the high end of initial guidance. • Delta expects non - fuel unit costs including profit sharing to be up ~5.5%, driven by continued investment in our people and product combined with accelerated depreciation of aircraft retirements and the Atlanta power outage. • As a result of the Tax Cuts and Jobs Act of 2017, the Company previously disclosed that it expects to take a one - time charge of $150 - 200 million in the December quarter, which will be excluded from the company’s results as a special item. • Delta returned ~$540 million to shareholders through dividends and share repurchases in the quarter, for a total of $2.4 billion in 2017. January 3, 2018 • Note: Information for the December quarter 2017 in this investor update is adjusted for the reconciliations below. Prior yea r cost and margin comparisons are normalized for the portion of the pilot contract expense recognized in the December quarter 2016 attributable to the first nine months of 2016, if not otherwise noted. Fuel Delta’s expected fuel price of $1.92 - $1.97 includes taxes, transportation, and refinery results. CASM - Ex Delta excludes fuel and certain other expenses from its unit cost guidance. Other expenses include the costs associated with third - party Maintenance Repair and Overhaul, Delta Global Services, Delta Vacations, Delta Private Jets, and refinery cost of sales to third parties. Delta expects to record roughly $475 million of other expenses in the December quarter. The revenue associated with these expenses is included in Delta's guidance for cargo and other revenue. Guidance December Quarter 2017 Operating margin, adjusted ~11% Cargo and other revenue ~$1.65 billion Average fuel price per gallon, adjusted $1.92 - $1.97 Profit sharing expense ~$250 million Non - operating expense ~$150 million December Quarter 2017 vs. December Quarter 2016 Passenger unit revenue Up ~4% CASM - Ex including Profit Sharing As reported Down 1% - flat Normalized Up ~5.5% System capacity Up 2.3%

2 Forward Looking Statements Profit Sharing Through September 30, 2017, Delta’s employee profit sharing program for its ground and flight attendant employees paid 10% of the company’s adjusted annual pre - tax profit up to the prior year’s adjusted annual pre - tax profit and 20% above that amount (adjusted pre - tax profit for 2016 was $7.2 billion). Delta’s employee profit sharing program for its pilots paid 10% up to $2.5 billion in adjusted annual pre - tax profit and 20% above that amount. Profit sharing expense is accrued at a blended rate based on the company’s estimated profitability for the full year. Effective October 1, 2017 all eligible employees now participate in the same profit sharing plan which will pay 10% up to $2.5 billion in adjusted annual pre - tax profit and 20% above that amount. Taxes Our December 2017 quarter results will reflect a ~35% tax rate absent one - time tax reform impact. There will be no material impact to cash as Delta’s net operating loss carryforwards will largely offset cash taxes. Share count Delta expects approximately 711 million diluted and approximately 707 million basic weighted average shares outstanding. Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward - looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward - looking statements. These risks and uncertainties include, but are not limited to, the effects of terrorist attacks or geopolitical conflict; the cost of aircraft fuel; the impact of fuel hedging activity includi ng rebalancing our hedge portfolio, recording mark - to - market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the performance of our significant investments in airlines in other parts of th e w orld; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreemen ts could have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub, gateway, or key airports; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; fai lur e or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulati on on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and ke y employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; th e sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom leading up to and following the exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses. Additional information concerning risks and uncertainties that could cause differences between actual results and forward - looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10 - K for the fiscal year ended December 31, 2016. Caution should be taken not to place undue reliance on our forward - looking statements, which represent our views only as of January 3, 2018, and which we have no current intention to update. Non - GAAP Financial Measures Delta sometimes uses information ("non - GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non - GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non - GAAP financial measures used in this update to the most directly comparable GAAP financial measures. Non - GAAP Reconciliations

Operating Margin, adjusted. We adjust for MTM adjustments and settlements to determine operating margin, adjusted, as described below. Adjusting for this item allows investors to understand and analyze our core operational performance in the period shown.

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period.

	(Projected) Three Months Ended December 31, 2017
Operating margin	~12%
Adjusted for:	
MTM adjustments and settlements	~(1)%
Operating margin, adjusted	~11%

Non-Fuel Unit Cost or Cost per Available Seat Mile, Including Profit Sharing ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex, for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to understand and analyze our non-fuel costs and year-over-year financial performance.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Pilot contract impact, normalized. Delta's new pilot contract was ratified on December 1, 2016 and was retroactive to January 1, 2016. As a result, Delta recognized $380 million in retroactive wages and other benefits in the December 2016 quarter that were related to previous quarters.

	(Projected) Three Months Ended December 31, 2017	Three Months Ended December 31, 2016
CASM (cents)	14.86 - 14.96	14.37
Adjusted for:		
Aircraft fuel and related taxes	(3.02)	(2.54)
Other expenses	(0.70)	(0.58)
CASM-Ex	11.14 - 11.24	11.25
Year-over-year change	Down 1% - flat	
Adjusted for:		
Pilot contract impact, normalized	-	(0.65)
CASM-Ex, adjusted for pilot contract impact, normalized	11.14 - 11.24	10.60
Year-over-year change	Up ~5.5%	

Average Fuel Price Per Gallon, Adjusted. We adjust for MTM adjustments and settlements to determine average fuel price per gallon, adjusted for the same reason described above under the heading Operating Margin, adjusted.

	(Projected) Three Months Ended December 31, 2017
Average fuel price per gallon	$ 1.88 - 1.90
MTM adjustments and settlements	0.04 - 0.07
Total fuel price per gallon, adjusted	$ 1.92 - 1.97

Pre-tax Income, Adjusted, Excluding Profit Sharing. We adjust for MTM adjustments and settlements for the same reason described above under the heading Operating Margin, adjusted, and we adjust for Virgin Atlantic's MTM adjustments to allow investors to understand and analyze the company's core financial performance in the periods shown. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense.

(in millions)	Year Ended December 31, 2016
Pre-tax income	$ 6,636
Adjusted for:	
MTM adjustments and settlements	(450)
Virgin Atlantic MTM adjustments	(115)
Total adjustments	(565)
Pre-tax Income, adjusted	$ 6,071
Profit sharing	1,115
Pre-Tax Income, adjusted, excluding profit sharing	$ 7,186

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